EXHIBIT 3

Supplementary Financial Information

Third Quarter 2007

BCE Inc. Investor Relations

Thane Fotopoulos	514-870-4619	thane.fotopoulos@bell.ca
Victoria Neal	514-870-8366	victoria.neal@bell.ca

BCE Inc. (1)
Consolidated Operational Data

	Q3	Q3				YTD	YTD
($ millions, except per share amounts) (unaudited)	2007	2006	$ change	% change		2007	2006	$ change	% change
Operating revenues	4,494	4,407	87	2.0%		13,317	13,124	193	1.5%
Operating expenses	(2,608)	(2,577)	(31)	(1.2%)		(7,714)	(7,593)	(121)	(1.6%)
Net benefit plan costs	(97)	(118)	21	17.8%		(297)	(388)	91	23.5%
EBITDA (3)	1,789	1,712	77	4.5%		5,306	5,143	163	3.2%
EBITDA margin (4)	39.8%	38.8%		1.0	pts	39.8%	39.2%		0.6	pts
Amortization expense	(814)	(787)	(27)	(3.4%)		(2,408)	(2,332)	(76)	(3.3%)
Restructuring and other items	(78)	(126)	48	38.1%		(186)	(264)	78	29.5%
Operating income	897	799	98	12.3%		2,712	2,547	165	6.5%
Other (expense) income	(5)	(114)	109	95.6%		107	(159)	266	n.m.
Interest expense	(213)	(244)	31	12.7%		(648)	(703)	55	7.8%
Pre-tax earnings from continuing operations	679	441	238	54.0%		2,171	1,685	486	28.8%
Income taxes	(153)	(81)	(72)	(88.9%)		(374)	(403)	29	7.2%
Non-controlling interest	(84)	(38)	(46)	n.m.		(267)	(116)	(151)	n.m.
Earnings from continuing operations	442	322	120	37.3%		1,530	1,166	364	31.2%
Discontinued operations	(2)	(20)	18	90.0%		139	124	15	12.1%
Net earnings	440	302	138	45.7%		1,669	1,290	379	29.4%
Dividends on preferred shares	(34)	(17)	(17)	n.m.		(97)	(52)	(45)	(86.5%)
Net earnings applicable to common shares	406	285	121	42.5%		1,572	1,238	334	27.0%
Net earnings per common share - basic
Continuing operations	$0.51	$0.38	$0.13	34.2%		$1.78	$1.27	$0.51	40.2%
Discontinued operations	$(0.01)	$(0.02)	$0.01	50.0%		$0.17	$0.14	$0.03	21.4%
Net earnings	$0.50	$0.36	$0.14	38.9%		$1.95	$1.41	$0.54	38.3%
Net earnings per common share - diluted
Continuing operations	$0.51	$0.38	$0.13	34.2%		$1.78	$1.27	$0.51	40.2%
Discontinued operations	$(0.01)	$(0.02)	$0.01	50.0%		$0.17	$0.14	$0.03	21.4%
Net earnings	$0.50	$0.36	$0.14	38.9%		$1.95	$1.41	$0.54	38.3%
Dividends per common share	$0.365	$0.33	$0.035	10.6%		$1.095	$0.99	$0.105	10.6%
Average number of common shares outstanding - basic (millions)	804.9	818.8				804.7	878.2
Average number of common shares outstanding - diluted (millions)	807.8	819.0				806.5	878.4

The following items are included in net earnings:
Net gains on investments
Continuing operations	7	8	(1)	(12.5%)		242	9	233	n.m.
Discontinued operations	-	(11)	11	n.m.		137	104	33	31.7%
Restructuring and other items	(43)	(71)	28	39.4%		(114)	(156)	42	26.9%
Cost incurred to form the Bell Aliant Regional Communications Income Fund (Bell Aliant)	-	(28)	28	n.m.		-	(42)	42	n.m.
Total	(36)	(102)	66	64.7%		265	(85)	350	n.m.
Impact on net earnings per share	$(0.04)	$(0.12)	$0.08	66.7%		$0.33	$(0.10)	$0.43	n.m.
EPS before restructuring and other items, net gains on investments, and costs incurred to form Bell Aliant (3)	$0.54	$0.48	$0.06	12.5%		$1.62	$1.51	$0.11	7.3%
n.m.: not meaningful

BCE Inc. Supplementary Financial Information - Third Quarter 2007 Page 2

BCE Inc. (1)
Consolidated Operational Data - Historical Trend

	YTD				Total
($ millions, except per share amounts) (unaudited)	2007	Q3 07	Q2 07	Q1 07	2006	Q4 06	Q3 06	Q2 06	Q1 06
Operating revenues	13,317	4,494	4,438	4,385	17,656	4,532	4,407	4,374	4,343
Operating expenses	(7,714)	(2,608)	(2,563)	(2,543)	(10,363)	(2,770)	(2,577)	(2,507)	(2,509)
Net benefit plan costs	(297)	(97)	(98)	(102)	(511)	(123)	(118)	(134)	(136)
EBITDA	5,306	1,789	1,777	1,740	6,782	1,639	1,712	1,733	1,698
EBITDA margin	39.8%	39.8%	40.0%	39.7%	38.4%	36.2%	38.8%	39.6%	39.1%
Amortization expense	(2,408)	(814)	(807)	(787)	(3,128)	(796)	(787)	(789)	(756)
Restructuring and other items	(186)	(78)	(72)	(36)	(355)	(91)	(126)	(50)	(88)
Operating income	2,712	897	898	917	3,299	752	799	894	854
Other income (expense)	107	(5)	(20)	132	(188)	(29)	(114)	(36)	(9)
Interest expense	(648)	(213)	(220)	(215)	(940)	(237)	(244)	(227)	(232)
Pre-tax earnings from continuing operations	2,171	679	658	834	2,171	486	441	631	613
Income taxes	(374)	(153)	(8)	(213)	(74)	329	(81)	(153)	(169)
Non-controlling interest	(267)	(84)	(88)	(95)	(217)	(101)	(38)	(37)	(41)
Earnings from continuing operations	1,530	442	562	526	1,880	714	322	441	403
Discontinued operations	139	(2)	138	3	127	3	(20)	53	91
Net earnings	1,669	440	700	529	2,007	717	302	494	494
Dividends on preferred shares	(97)	(34)	(33)	(30)	(70)	(18)	(17)	(18)	(17)
Net earnings applicable to common shares	1,572	406	667	499	1,937	699	285	476	477
Net earnings per common share - basic
Continuing operations	$1.78	$0.51	$0.65	$0.62	$2.10	$0.83	$0.38	$0.47	$0.42
Discontinued operations	$0.17	$(0.01)	$0.18	$-	$0.15	$0.01	$(0.02)	$0.06	$0.10
Net earnings	$1.95	$0.50	$0.83	$0.62	$2.25	$0.84	$0.36	$0.53	$0.52
Net earnings per common share - diluted
Continuing operations	$1.78	$0.51	$0.65	$0.62	$2.10	$0.83	$0.38	$0.47	$0.42
Discontinued operations	$0.17	$(0.01)	$0.18	$-	$0.15	$0.01	$(0.02)	$0.06	$0.10
Net earnings	$1.95	$0.50	$0.83	$0.62	$2.25	$0.84	$0.36	$0.53	$0.52
Dividends per common share	$1.095	$0.365	$0.365	$0.365	$1.32	$0.33	$0.33	$0.33	$0.33
Average number of common shares outstanding - basic (millions)	804.7	804.9	803.2	806.0	861.4	811.6	818.8	896.4	920.5
Average number of common shares outstanding - diluted (millions)	806.5	807.8	805.5	806.6	861.6	812.1	819.0	896.7	920.9

The following items are included in net earnings:
Net gains (losses) on investments
Continuing operations	242	7	132	103	419	410	8	-	1
Discontinued operations	137	-	136	1	106	2	(11)	35	80
Restructuring and other items	(114)	(43)	(46)	(25)	(222)	(66)	(71)	(27)	(58)
Cost incurred to form Bell Aliant	-	-	-	-	(42)	-	(28)	(14)	-
Total	265	(36)	222	79	261	346	(102)	(6)	23
Impact on net earnings per share	$0.33	$(0.04)	$0.27	$0.10	$0.30	$0.40	$(0.12)	$(0.01)	$0.03
EPS before restructuring and other items, net gains on investments, and costs incurred to form Bell Aliant	$1.62	$0.54	$0.56	$0.52	$1.95	$0.44	$0.48	$0.54	$0.49

BCE Inc. Supplementary Financial Information - Third Quarter 2007 Page 3

BCE Inc. (1)
Segmented Data (2)

	Q3	Q3				YTD	YTD
($ millions, except where otherwise indicated) (unaudited)	2007	2006	$ change	% change		2007	2006	$ change	% change

Revenues

Bell Wireline	2,641	2,646	(5)	(0.2%)		7,933	8,018	(85)	(1.1%)
Bell Wireless	1,072	993	79	8.0%		3,030	2,811	219	7.8%
Inter-segment eliminations	(12)	(11)	(1)	(9.1%)		(35)	(38)	3	7.9%
Total Bell	3,701	3,628	73	2.0%		10,928	10,791	137	1.3%
Bell Aliant	838	825	13	1.6%		2,515	2,463	52	2.1%
Telesat	130	113	17	15.0%		413	351	62	17.7%
Inter-segment eliminations	(175)	(159)	(16)	(10.1%)		(539)	(481)	(58)	(12.1%)
Total BCE Inc.	4,494	4,407	87	2.0%		13,317	13,124	193	1.5%

EBITDA

Bell Wireline	937	952	(15)	(1.6%)		2,908	2,953	(45)	(1.5%)
Margin	35.5%	36.0%		(0.5	) pts	36.7%	36.8%		(0.1	) pts
Bell Wireless	449	383	66	17.2%		1,255	1,062	193	18.2%
Margin	41.9%	38.6%		3.3	pts	41.4%	37.8%		3.6	pts
Total Bell	1,386	1,335	51	3.8%		4,163	4,015	148	3.7%
Margin	37.4%	36.8%		0.6	pts	38.1%	37.2%		0.9	pts
Bell Aliant	343	340	3	0.9%		984	997	(13)	(1.3%)
Margin	40.9%	41.2%		(0.3	) pts	39.1%	40.5%		(1.4	) pts
Telesat	79	61	18	29.5%		239	200	39	19.5%
Inter-segment eliminations	(19)	(24)	5	20.8%		(80)	(69)	(11)	(15.9%)
Total BCE Inc.	1,789	1,712	77	4.5%		5,306	5,143	163	3.2%
Margin	39.8%	38.8%		1.0	pts	39.8%	39.2%		0.6	pts

Operating income

Bell Wireline	340	340	-	0.0%		1,146	1,225	(79)	(6.4%)
Bell Wireless	339	276	63	22.8%		925	733	192	26.2%
Total Bell	679	616	63	10.2%		2,071	1,958	113	5.8%
Bell Aliant	178	162	16	9.9%		538	504	34	6.7%
Telesat	47	32	15	46.9%		145	110	35	31.8%
Inter-segment eliminations	(7)	(11)	4	36.4%		(42)	(25)	(17)	(68.0%)
Total BCE Inc.	897	799	98	12.3%		2,712	2,547	165	6.5%

Capital expenditures

Bell Wireline	485	452	(33)	(7.3%)		1,348	1,322	(26)	(2.0%)
Capital Intensity (5)	18.4%	17.1%		(1.3	) pts	17.0%	16.5%		(0.5	) pts
Bell Wireless	90	133	43	32.3%		307	317	10	3.2%
Capital intensity	8.4%	13.4%		5.0	pts	10.1%	11.3%		1.2	pts
Total Bell	575	585	10	1.7%		1,655	1,639	(16)	(1.0%)
Capital Intensity	15.5%	16.1%		0.6	pts	15.1%	15.2%		0.1	pts
Bell Aliant	140	131	(9)	(6.9%)		399	386	(13)	(3.4%)
Telesat	50	44	(6)	(13.6%)		178	173	(5)	(2.9%)
Total BCE Inc.	765	760	(5)	(0.7%)		2,232	2,198	(34)	(1.5%)
Capital Intensity	17.0%	17.2%		0.2	pts	16.8%	16.7%		(0.1	) pts

BCE Inc. Supplementary Financial Information - Third Quarter 2007 Page 4

BCE Inc. (1)
Segmented Data - Historical Trend (2)

	YTD				Total
($ millions, except where otherwise indicated) (unaudited)	2007	Q3 07	Q2 07	Q1 07	2006	Q4 06	Q3 06	Q2 06	Q1 06

Revenues

Bell Wireline	7,933	2,641	2,654	2,638	10,763	2,745	2,646	2,676	2,696
Bell Wireless	3,030	1,072	1,006	952	3,827	1,016	993	937	881
Inter-segment eliminations	(35)	(12)	(12)	(11)	(49)	(11)	(11)	(14)	(13)
Total Bell	10,928	3,701	3,648	3,579	14,541	3,750	3,628	3,599	3,564
Bell Aliant	2,515	838	826	851	3,301	838	825	815	823
Telesat	413	130	161	122	479	128	113	120	118
Inter-segment eliminations	(539)	(175)	(197)	(167)	(665)	(184)	(159)	(160)	(162)
Total BCE Inc.	13,317	4,494	4,438	4,385	17,656	4,532	4,407	4,374	4,343

EBITDA

Bell Wireline	2,908	937	997	974	3,845	892	952	1,005	996
Margin	36.7%	35.5%	37.6%	36.9%	35.7%	32.5%	36.0%	37.6%	36.9%
Bell Wireless	1,255	449	401	405	1,435	373	383	349	330
Margin	41.4%	41.9%	39.9%	42.5%	37.5%	36.7%	38.6%	37.2%	37.5%
Total Bell	4,163	1,386	1,398	1,379	5,280	1,265	1,335	1,354	1,326
Margin	38.1%	37.4%	38.3%	38.5%	36.3%	33.7%	36.8%	37.6%	37.2%
Bell Aliant	984	343	325	316	1,333	336	340	334	323
Margin	39.1%	40.9%	39.3%	37.1%	40.4%	40.1%	41.2%	41.0%	39.2%
Telesat	239	79	93	67	263	63	61	70	69
Inter-segment eliminations	(80)	(19)	(39)	(22)	(94)	(25)	(24)	(25)	(20)
Total BCE Inc.	5,306	1,789	1,777	1,740	6,782	1,639	1,712	1,733	1,698
Margin	39.8%	39.8%	40.0%	39.7%	38.4%	36.2%	38.8%	39.6%	39.1%

Operating income

Bell Wireline	1,146	340	390	416	1,494	269	340	449	436
Bell Wireless	925	339	291	295	998	265	276	239	218
Total Bell	2,071	679	681	711	2,492	534	616	688	654
Bell Aliant	538	178	183	177	699	195	162	173	169
Telesat	145	47	60	38	142	32	32	39	39
Inter-segment eliminations	(42)	(7)	(26)	(9)	(34)	(9)	(11)	(6)	(8)
Total BCE Inc.	2,712	897	898	917	3,299	752	799	894	854

Capital expenditures

Bell Wireline	1,348	485	460	403	1,931	609	452	521	349
Capital Intensity	17.0%	18.4%	17.3%	15.3%	17.9%	22.2%	17.1%	19.5%	12.9%
Bell Wireless	307	90	78	139	480	163	133	107	77
Capital intensity	10.1%	8.4%	7.8%	14.6%	12.5%	16.0%	13.4%	11.4%	8.7%
Total Bell	1,655	575	538	542	2,411	772	585	628	426
Capital Intensity	15.1%	15.5%	14.7%	15.1%	16.6%	20.6%	16.1%	17.4%	12.0%
Bell Aliant	399	140	144	115	517	131	131	143	112
Telesat	178	50	63	65	205	32	44	86	43
Total BCE Inc.	2,232	765	745	722	3,133	935	760	857	581
Capital Intensity	16.8%	17.0%	16.8%	16.5%	17.7%	20.6%	17.2%	19.6%	13.4%

BCE Inc. Supplementary Financial Information - Third Quarter 2007 Page 5

Bell Wireline (1) (2)

	Q3	Q3			YTD	YTD
($ millions, except where otherwise indicated) (unaudited)	2007	2006	% change		2007	2006	% change
Bell Wireline
Local & access	892	926	(3.7%)		2,712	2,832	(4.2%)
Long distance	306	334	(8.4%)		923	1,011	(8.7%)
Data	892	881	1.2%		2,665	2,638	1.0%
Video	330	289	14.2%		966	852	13.4%
Equipment & other	174	174	0.0%		538	557	(3.4%)
Total external revenues	2,594	2,604	(0.4%)		7,804	7,890	(1.1%)
Inter-segment revenues	47	42	11.9%		129	128	0.8%
Total Bell Wireline operating revenue	2,641	2,646	(0.2%)		7,933	8,018	(1.1%)
Operating expenses	(1,704)	(1,694)	(0.6%)		(5,025)	(5,065)	0.8%
EBITDA	937	952	(1.6%)		2,908	2,953	(1.5%)
EBITDA Margin	35.5%	36.0%	(0.5	) pts	36.7%	36.8%	(0.1	) pts
Operating income	340	340	0.0%		1,146	1,225	(6.4%)

Capital expenditures	485	452	(7.3%)		1,348	1,322	(2.0%)
Capital intensity	18.4%	17.1%	(1.3	) pts	17.0%	16.5%	(0.5	) pts

Local
Network access services (k)
Residential	4,767	5,310	(10.2%)		4,767	5,310	(10.2%)
Business (A)	3,606	3,577	0.8%		3,606	3,577	0.8%
Total	8,373	8,887	(5.8%)		8,373	8,887	(5.8%)

Network access service net activations/(losses) (k)
Residential	(104)	(90)	(15.6%)		(394)	(386)	(2.1%)
Business (A)	11	31	(64.5%)		80	65	23.1%
Total	(93)	(59)	(57.6%)		(314)	(321)	2.2%

Long Distance (LD)
Conversation minutes (M)	2,962	3,266	(9.3%)		9,451	9,887	(4.4%)
Average revenue per minute ($)	0.097	0.095	2.1%		0.091	0.094	(3.2%)

ISP
High Speed Internet net activations (k)	34	61	(44.3%)		106	123	(13.8%)
High Speed Internet subscribers EOP (B) (k)	1,993	1,846	8.0%		1,993	1,846	8.0%

Video (DTH and VDSL)
Video EBITDA	65	41	58.5%		188	138	36.2%

Net subscriber activations EOP (k)	3	30	(90.0%)		-	61	n.m.
Total subscribers (k)	1,820	1,788	1.8%		1,820	1,788	1.8%
ARPU (9) ($/month)	60	54	11.1%		58	54	7.4%
Churn (10) (%) (average per month)	1.3%	1.0%	(0.3	) pts	1.2%	1.0%	(0.2	) pts

(A)	The Q3 2007 opening business network access services customer base was decreased by 58k to reflect an adjustment in the calculation of local-interconnections.
(B)	The Q1 2007 beginning of year High Speed Internet subscriber base was increased by 18k to adjust for an overstatement in deactivations in Q4 2006.
The Q2 2007 opening High Speed Internet subscriber base was decreased by 11k for non-revenue generating customers with no network usage in 2007.

BCE Inc. Supplementary Financial Information - Third Quarter 2007 Page 6

Bell Wireline - Historical Trend (1) (2)

	YTD				Total
($ millions, except where otherwise indicated) (unaudited)	2007	Q3 07	Q2 07	Q1 07	2006	Q4 06	Q3 06	Q2 06	Q1 06
Bell Wireline

Local & access	2,712	892	910	910	3,757	925	926	945	961
Long distance	923	306	307	310	1,327	316	334	336	341
Data	2,665	892	880	893	3,599	961	881	873	884
Video	966	330	322	314	1,150	298	289	286	277
Equipment & other	538	174	194	170	754	197	174	194	189
Total external revenues	7,804	2,594	2,613	2,597	10,587	2,697	2,604	2,634	2,652
Inter-segment revenues	129	47	41	41	176	48	42	42	44
Total Bell Wireline operating revenue	7,933	2,641	2,654	2,638	10,763	2,745	2,646	2,676	2,696
Operating expenses	(5,025)	(1,704)	(1,657)	(1,664)	(6,918)	(1,853)	(1,694)	(1,671)	(1,700)
EBITDA	2,908	937	997	974	3,845	892	952	1,005	996
EBITDA Margin	36.7%	35.5%	37.6%	36.9%	35.7%	32.5%	36.0%	37.6%	36.9%
Operating income	1,146	340	390	416	1,494	269	340	449	436

Capital expenditures	1,348	485	460	403	1,931	609	452	521	349
Capital intensity	17.0%	18.4%	17.3%	15.3%	17.9%	22.2%	17.1%	19.5%	12.9%

Local
Network access services (k)
Residential	4,767	4,767	4,871	5,030	5,161	5,161	5,310	5,400	5,562
Business (A)	3,606	3,606	3,653	3,608	3,584	3,584	3,577	3,546	3,513
Total	8,373	8,373	8,524	8,638	8,745	8,745	8,887	8,946	9,075

Network access service net activations/(losses) (k)
Residential	(394)	(104)	(159)	(131)	(535)	(149)	(90)	(162)	(134)
Business (A)	80	11	45	24	72	7	31	33	1
Total	(314)	(93)	(114)	(107)	(463)	(142)	(59)	(129)	(133)

Long Distance (LD)
Conversation minutes (M)	9,451	2,962	3,249	3,240	13,256	3,369	3,266	3,353	3,268
Average revenue per minute ($)	0.091	0.097	0.088	0.090	0.092	0.085	0.095	0.092	0.096

ISP
High Speed Internet net activations (k)	106	34	29	43	157	34	61	25	37
High Speed Internet subscribers EOP (B) (k)	1,993	1,993	1,959	1,941	1,880	1,880	1,846	1,785	1,760

Video (DTH and VDSL)
Video EBITDA	188	65	68	55	163	25	41	56	41
Net subscriber activations EOP (k)	-	3	(7)	4	93	32	30	19	12
Total subscribers (k)	1,820	1,820	1,817	1,824	1,820	1,820	1,788	1,758	1,739
ARPU ($/month)	58	60	58	57	54	55	54	54	53
Churn (%) (average per month)	1.2%	1.3%	1.3%	1.1%	1.0%	1.0%	1.0%	1.0%	0.9%

(A)	The Q3 2007 opening business network access services customer base was decreased by 58k to reflect an adjustment in the calculation of local-interconnections.
(B)	The Q1 2007 beginning of year High Speed Internet subscriber base was increased by 18k to adjust for an overstatement in deactivations in Q4 2006.
The Q2 2007 opening High Speed Internet subscriber base was decreased by 11k for non-revenue generating customers with no network usage in 2007.

BCE Inc. Supplementary Financial Information - Third Quarter 2007 Page 7

Bell Wireless (1) (2)

	Q3	Q3			YTD	YTD
($ millions, except where otherwise indicated) (unaudited)	2007	2006	% change		2007	2006	% change

Bell Wireless

Revenue
Network	974	902	8.0%		2,781	2,540	9.5%
Equipment	87	81	7.4%		217	240	(9.6%)
Total external Bell Wireless revenues	1,061	983	7.9%		2,998	2,780	7.8%
Inter-segment	11	10	10.0%		32	31	3.2%
Total Bell Wireless operating revenues	1,072	993	8.0%		3,030	2,811	7.8%
Operating expenses	(623)	(610)	(2.1%)		(1,775)	(1,749)	(1.5%)
EBITDA	449	383	17.2%		1,255	1,062	18.2%
EBITDA margin (Total revenues)	41.9%	38.6%	3.3	pts	41.4%	37.8%	3.6	pts
EBITDA margin (Network revenues)	46.1%	42.5%	3.6	pts	45.1%	41.8%	3.3	pts
Operating Income	339	276	22.8%		925	733	26.2%

Capital expenditures	90	133	32.3%		307	317	3.2%
Capital intensity	8.4%	13.4%	5.0	pts	10.1%	11.3%	1.2	pts

Wireless gross activations (A) (k)	445	385	15.6%		1,130	1,094	3.3%
Post-paid	254	237	7.2%		649	693	(6.3%)

Wireless net activations (A) (k)	137	128	7.0%		213	301	(29.2%)
Post-paid	76	91	(16.5%)		129	228	(43.4%)

Wireless subscribers EOP (A) (B) (k)	6,021	5,742	4.9%		6,021	5,742	4.9%
Post-paid	4,372	4,180	4.6%		4,372	4,180	4.6%

Average revenue per unit (ARPU) (C) ($/month)	56	53	5.7%		54	51	5.9%
Pre-paid	19	16	18.8%		17	14	21.4%
Post-paid	68	66	3.0%		66	64	3.1%

Churn (C) (%) (average per month)	1.7%	1.5%	(0.2	) pts	1.7%	1.6%	(0.1	) pts
Pre-paid	2.7%	2.8%	0.1	pts	2.9%	2.8%	(0.1	) pts
Post-paid	1.4%	1.1%	(0.3	) pts	1.3%	1.1%	(0.2	) pts

Usage per subscriber (C) (min/month)	297	277	7.2%		284	268	6.0%
Cost of acquisition (COA) (C) (11) ($/sub)	371	415	10.6%		409	411	0.5%

Paging subscribers (k)	236	293	(19.5%)		236	293	(19.5%)
Paging average revenue per unit ($/month)	11	10	10.0%		11	10	10.0%

(A)	Total wireless gross activations, net activations and EOP subscribers include 100% of Virgin Mobile’s subscribers.
(B)	The Q1 2007 beginning of year wireless subscriber base was decreased by 146k as a result of a change to our prepaid deactivation policy.
(C)	Wireless average revenue per unit, churn, usage per subscriber and cost of acquisition reflect only the 50% portion of Virgin Mobile’s results that are consolidated.

BCE Inc. Supplementary Financial Information - Third Quarter 2007 Page 8

Bell Wireless - Historical Trend (1) (2)

	YTD				Total
($ millions, except where otherwise indicated) (unaudited)	2007	Q3 07	Q2 07	Q1 07	2006	Q4 06	Q3 06	Q2 06	Q1 06
Bell Wireless

Revenue
Network	2,781	974	920	887	3,453	913	902	845	793
Equipment	217	87	74	56	333	93	81	82	77
Total external Bell Wireless revenues	2,998	1,061	994	943	3,786	1,006	983	927	870
Inter-segment revenue	32	11	12	9	41	10	10	10	11
Total Bell Wireless operating revenues	3,030	1,072	1,006	952	3,827	1,016	993	937	881
Operating expenses	(1,775)	(623)	(605)	(547)	(2,392)	(643)	(610)	(588)	(551)
EBITDA	1,255	449	401	405	1,435	373	383	349	330
EBITDA margin (Total revenues)	41.4%	41.9%	39.9%	42.5%	37.5%	36.7%	38.6%	37.2%	37.5%
EBITDA margin (Network revenues)	45.1%	46.1%	43.6%	45.7%	41.6%	40.9%	42.5%	41.3%	41.6%
Operating Income	925	339	291	295	998	265	276	239	218

Capital expenditures	307	90	78	139	480	163	133	107	77
Capital intensity	10.1%	8.4%	7.8%	14.6%	12.5%	16.0%	13.4%	11.4%	8.7%

Wireless gross activations (A) (k)	1,130	445	389	296	1,531	437	385	367	342
Post-paid	649	254	228	167	911	218	237	243	213

Wireless net activations (A) (k)	213	137	63	13	513	212	128	97	76
Post-paid	129	76	43	10	293	65	91	100	37

Wireless subscribers EOP (A) (B) (k)	6,021	6,021	5,884	5,821	5,954	5,954	5,742	5,614	5,517
Post-paid	4,372	4,372	4,297	4,254	4,244	4,244	4,180	4,088	3,988

Average revenue per unit (ARPU) (C) ($/month)	54	56	54	52	51	53	53	51	48
Pre-paid	17	19	17	15	14	15	16	14	13
Post-paid	66	68	65	64	64	66	66	63	61

Churn (%) (C) (average per month)	1.7%	1.7%	1.8%	1.6%	1.5%	1.3%	1.5%	1.6%	1.6%
Pre-paid	2.9%	2.7%	3.1%	2.9%	2.6%	1.8%	2.8%	3.2%	2.5%
Post-paid	1.3%	1.4%	1.4%	1.2%	1.1%	1.1%	1.1%	1.1%	1.3%

Usage per subscriber (C) (min/month)	284	297	289	266	274	291	277	277	250
Cost of acquisition (COA) (C) ($/sub)	409	371	442	420	420	445	415	425	391

Paging subscribers (k)	236	236	250	262	277	277	293	310	323
Paging average revenue per unit ($/month)	11	11	11	10	10	10	10	10	10

(A)	Total wireless gross activations, net activations and EOP subscribers include 100% of Virgin Mobile’s subscribers.
(B)	The Q1 2007 beginning of year wireless subscriber base was decreased by 146k as a result of a change to our prepaid deactivation policy.
(C)	Wireless average revenue per unit, churn, usage per subscriber and cost of acquisition reflect only the 50% portion of Virgin Mobile’s results that are consolidated.

BCE Inc. Supplementary Financial Information - Third Quarter 2007 Page 9

BCE Inc. (1)
Net debt and other information (2)

BCE Inc. - Net debt and preferreds

At September 30, 2007	BCE Inc.
(unaudited)
($ millions, except where otherwise indicated)
		Bell		Inter-segment
	Bell	Aliant	Telesat	eliminations	BCE Inc.
Cash and cash equivalents	(193)	(8)	(58)	-	(259)
Debt due within one year	1,707	261	37	(287)	1,718
Long-term debt	8,123	2,496	235	(254)	10,600
Net debt	9,637	2,749	214	(541)	12,059
Preferred shares - BCE	2,770	-	-	-	2,770
Net debt and preferreds	12,407	2,749	214	(541)	14,829

Bell - Balance Sheet Information
(unaudited)
($ millions, except where otherwise indicated)	September 30	June 30	March 31	Dec. 31
	2007	2007	2007	2006
Net Debt
Long-term debt	8,123	8,125	8,389	9,171
Debt due within one year	1,707	2,115	1,867	1,150
Less: Cash and cash equivalents	(193)	(291)	(23)	442
Total Net Debt	9,637	9,949	10,233	10,763
Non-controlling interest	63	57	83	1,193
Total shareholders’ equity	16,961	16,931	16,553	15,266
Total Capitalization	26,661	26,937	26,869	27,222

Net Debt: Total Capitalization	36.1%	36.9%	38.1%	39.5%
Net Debt: Trailing 12 month EBITDA	1.78	1.85	1.92	2.04
EBITDA : Interest (trailing 12 month)	7.19	6.82	6.53	6.20

BCE Inc. - Cash Flow Information
(unaudited)	Q3	Q3			YTD	YTD
($ millions, except where otherwise indicated)	2007	2006	$ change	% change	2007	2006	$ change	% change

Free Cash Flow (FCF) (3)
Cash from operating activities	1,228	1,359	(131)	(9.6%)	2,850	2,845	5	0.2%
Capital expenditures	(575)	(585)	10	1.7%	(1,655)	(1,639)	(16)	(1.0%)
Dividends and distributions	(326)	(329)	3	0.9%	(979)	(1,009)	30	3.0%
Other investing items	5	(5)	10	n.m.	4	(15)	19	n.m.
BELL FCF	332	440	(108)	(24.5%)	220	182	38	20.9%
Bell Aliant FCF	63	9	54	n.m.	295	334	(39)	(11.7%)
Telesat FCF	31	7	24	n.m.	29	7	22	n.m.
Inter-segment eliminations	(5)	(14)	9	64.3%	(46)	(38)	(8)	(21.1%)
Total BCE FCF	421	442	(21)	(4.8%)	498	485	13	2.7%

BCE Inc. - Cash Flow Information - Historical Trend
(unaudited)	YTD				Total
($ millions, except where otherwise indicated)	2007	Q3 07	Q2 07	Q1 07	2006	Q4 06	Q3 06	Q2 06	Q1 06

Free Cash Flow (FCF)
Cash from operating activities	2,850	1,228	967	655	4,056	1,211	1,359	874	612
Capital expenditures	(1,655)	(575)	(538)	(542)	(2,411)	(772)	(585)	(628)	(426)
Dividends and distributions	(979)	(326)	(339)	(314)	(1,310)	(301)	(329)	(340)	(340)
Other investing items	4	5	(2)	1	(5)	10	(5)	(8)	(2)
BELL FCF	220	332	88	(200)	330	148	440	(102)	(156)
Bell Aliant FCF	295	63	182	50	383	49	9	226	99
Telesat FCF	29	31	(5)	3	24	17	7	(44)	44
Inter-segment eliminations	(46)	(5)	(29)	(12)	(52)	(14)	(14)	(14)	(10)
Total BCE FCF	498	421	236	(159)	685	200	442	66	(23)

BCE Inc. Supplementary Financial Information - Third Quarter 2007 Page 10

BCE Inc. (1)
Consolidated Balance Sheet Data

	September 30	June 30	March 31	December 31
($ millions, except where otherwise indicated) (unaudited)	2007	2007	2007	2006

ASSETS
Current assets
Cash and cash equivalents	259	365	106	569
Accounts receivable	1,955	2,091	1,961	1,864
Other current assets	1,061	1,129	1,214	1,226
Current assets of discontinued operations	-	-	20	25
Total current assets	3,275	3,585	3,301	3,684
Capital assets	22,048	22,019	22,033	22,079
Other long-term assets	3,484	3,357	3,256	3,030
Indefinite-life intangible assets	2,913	2,913	2,913	2,902
Goodwill	6,000	5,948	5,906	5,475
Non-current assets of discontinued operations	-	-	26	1
Total assets	37,720	37,822	37,435	37,171
LIABILITIES
Current liabilities
Accounts payable and accrued liabilities	3,393	3,297	2,994	3,234
Interest payable	187	165	188	165
Dividends payable	338	339	342	315
Debt due within one year	1,718	2,033	1,639	986
Current liabilities of discontinued operations	-	-	4	2
Total current liabilities	5,636	5,834	5,167	4,702
Long-term debt	10,600	10,605	11,327	11,781
Other long-term liabilities	5,069	4,934	5,025	5,139
Non-current liabilities of discontinued operations	-	-	2	2
Total liabilities	21,305	21,373	21,521	21,624
Non-controlling interest	1,127	1,209	1,167	2,180
SHAREHOLDERS’ EQUITY
Preferred shares	2,770	2,770	2,770	1,670
Common shareholders’ equity
Common shares	13,531	13,512	13,382	13,487
Treasury stock	-	-	(4)	-
Contributed surplus	2,534	2,534	2,546	2,555
Accumulated other comprehensive income	193	277	282	(2)
Deficit	(3,740)	(3,853)	(4,229)	(4,343)
Total common shareholders’ equity	12,518	12,470	11,977	11,697
Total shareholders’ equity	15,288	15,240	14,747	13,367
Total liabilities and shareholders’ equity	37,720	37,822	37,435	37,171

Number of common shares outstanding	805.1	804.7	800.9	807.6

Total Net Debt	12,059	12,273	12,860	12,198
Total Capitalization	28,474	28,722	28,774	27,745

Key ratios

Net debt: Total Capitalization	42.4%	42.7%	44.7%	44.0%
Net debt: Trailing 12 month EBITDA	1.74	1.79	1.88	1.80
EBITDA: Interest (trailing 12 month)	7.85	7.50	7.39	7.21

BCE Inc. Supplementary Financial Information - Third Quarter 2007 Page 11

BCE Inc. (1)
Consolidated Cash Flow Data

	Q3	Q3			YTD	YTD
($ millions, except where otherwise indicated) (unaudited)	2007	2006	$ change		2007	2006	$ change
Cash flows from operating activities
Earnings from continuing operations	442	322	120		1,530	1,166	364
Adjustments to reconcile earnings from continuing operations to cash flows from operating activities:
Amortization expense	814	787	27		2,408	2,332	76
Net benefit plans cost	97	118	(21)		297	388	(91)
Restructuring and other items	78	126	(48)		186	264	(78)
Net losses on investments	(6)	(8)	2		(125)	(10)	(115)
Future income taxes	214	43	171		213	346	(133)
Non-controlling interest	84	38	46		267	116	151
Contributions to employee pension plans	(42)	(49)	7		(229)	(121)	(108)
Other employee future benefit plan payments	(23)	(24)	1		(71)	(72)	1
Payments of restructuring and other items	(20)	(124)	104		(91)	(194)	103
Operating assets and liabilities	(35)	367	(402)		(401)	(369)	(32)
	1,603	1,596	7		3,984	3,846	138
Capital expenditures	(765)	(760)	(5)		(2,232)	(2,198)	(34)
Other investing activities	4	(4)	8		5	(15)	20
Cash dividends paid on preferred shares	(34)	(21)	(13)		(90)	(62)	(28)
Cash dividends/distributions paid by subsidiaries to non-controlling interest	(94)	(75)	(19)		(316)	(185)	(131)
Free Cash Flow from operations, before common dividends	714	736	(22)		1,351	1,386	(35)
Cash dividends paid on common shares	(293)	(294)	1		(853)	(901)	48
Free Cash Flow from operations, after common dividends	421	442	(21)		498	485	13
Business acquisitions	(14)	(27)	13		(163)	(66)	(97)
Bell Aliant	-	(152)	152		(7)	(225)	218
Going Private Costs	(36)	-	(36)		(36)	-	(36)
Increase in investments	(5)	(161)	156		(21)	(280)	259
Decrease in investments	50	-	50		63	64	(1)
Free Cash Flow after investments and divestitures	416	102	314		334	(22)	356
Other financing activities
Increase in notes payable and bank advances	(345)	80	(425)		478	245	233
Issue of long-term debt	16	3,419	(3,403)		1,071	3,717	(2,646)
Repayment of long-term debt	(89)	(1,925)	1,836		(2,101)	(2,751)	650
Issue of common shares	16	17	(1)		148	19	129
Repurchase of common shares	-	(114)	114		(227)	(1,108)	881
Issue of equity securities by subsidiaries to non-controlling interest	-	-	-		-	13	(13)
Redemption of equity securities by subsidiaries from non-controlling interest	(117)	-	(117)		(329)	(255)	(74)
Other financing activities	(5)	(93)	88		(53)	(122)	69
	(524)	1,384	(1,908)		(1,013)	(242)	(771)
Cash (used) provided in continuing operations	(108)	1,486	(1,594)		(679)	(264)	(415)
Cash provided by discontinued operations	2	695	(693)		357	2,112	(1,755)
Net (decrease) increase in cash and cash equivalents	(106)	2,181	(2,287)		(322)	1,848	(2,170)
Cash and cash equivalents at beginning of period	365	112	253		581	445	136
Cash and cash equivalents at end of period	259	2,293	(2,034)		259	2,293	(2,034)
Consists of:
Cash and cash equivalents of continuing operations	259	2,284	(2,025)		259	2,284	(2,025)
Cash and cash equivalents of discontinued operations	-	9	(9)		-	9	(9)
Total	259	2,293	(2,034)		259	2,293	(2,034)

Other information

Cash flow per share (6)	$1.05	$0.99	$0.06		$2.18	$1.88	$0.30
Annualized cash flow yield (7)	8.9%	12.0%	(3.1	) pts	5.6%	7.5%	(1.9	) pts
Common dividend payout (8)	67.6%	68.8%	(1.2	) pts	67.6%	65.6%	2.0	pts

BCE Inc. Supplementary Financial Information - Third Quarter 2007 Page 12

BCE Inc. (1)
Consolidated Cash Flow Data - Historical Trend

	YTD 2007				Total 2006
($ millions, except where otherwise indicated) (unaudited)		Q3 07	Q2 07	Q1 07		Q4 06	Q3 06	Q2 06	Q1 06

Cash flows from operating activities
Earnings from continuing operations	1,530	442	562	526	1,880	714	322	441	403
Adjustments to reconcile earnings from continuing operations to cash flows from operating activities:
Amortization expense	2,408	814	807	787	3,128	796	787	789	756
Net benefit plans cost	297	97	98	102	511	123	118	134	136
Restructuring and other items	186	78	72	36	355	91	126	50	88
Net (gains) losses on investments	(125)	(6)	2	(121)	26	36	(8)	-	(2)
Future income taxes	213	214	(112)	111	(13)	(359)	43	105	198
Non-controlling interest	267	84	88	95	217	101	38	37	41
Contributions to employee pension plans	(229)	(42)	(79)	(108)	(172)	(51)	(49)	(41)	(31)
Other employee future benefit plan payments	(71)	(23)	(24)	(24)	(96)	(24)	(24)	(23)	(25)
Payments of restructuring and other items	(91)	(20)	(19)	(52)	(225)	(31)	(124)	(34)	(36)
Operating assets and liabilities	(401)	(35)	19	(385)	(245)	124	367	(156)	(580)
	3,984	1,603	1,414	967	5,366	1,520	1,596	1,302	948
Capital expenditures	(2,232)	(765)	(745)	(722)	(3,133)	(935)	(760)	(857)	(581)
Other investing activities	5	4	(1)	2	(2)	13	(4)	(8)	(3)
Cash dividends paid on preferred shares	(90)	(34)	(33)	(23)	(84)	(22)	(21)	(20)	(21)
Cash dividends/distributions paid by subsidiaries to non-controlling interest	(316)	(94)	(109)	(113)	(293)	(108)	(75)	(49)	(61)
Free Cash Flow from operations, before common dividends	1,351	714	526	111	1,854	468	736	368	282
Cash dividends paid on common shares	(853)	(293)	(290)	(270)	(1,169)	(268)	(294)	(302)	(305)
Free Cash Flow from operations, after common dividends	498	421	236	(159)	685	200	442	66	(23)
Business acquisitions	(163)	(14)	(2)	(147)	(71)	(5)	(27)	(12)	(27)
Bell Aliant	(7)	-	(3)	(4)	(255)	(30)	(152)	(51)	(22)
Going Private Costs	(36)	(36)	-	-	-	-	-	-	-
Increase in investments	(21)	(5)	(3)	(13)	(304)	(24)	(161)	(105)	(14)
Decrease in investments	63	50	6	7	64	-	-	13	51
Free Cash Flow after investments and divestitures	334	416	234	(316)	119	141	102	(89)	(35)

Other financing activities
Increase (decrease) in notes payable and bank advances	478	(345)	508	315	(57)	(302)	80	232	(67)
Issue of long-term debt	1,071	16	30	1,025	4,392	675	3,419	298	-
Repayment of long-term debt	(2,101)	(89)	(837)	(1,175)	(4,767)	(2,016)	(1,925)	(529)	(297)
Issue of common shares	148	16	118	14	29	10	17	1	1
Repurchase of common shares	(227)	-	(4)	(223)	(1,241)	(133)	(114)	(469)	(525)
Issue of equity securities by subsidiaries to non-controlling interest	-	-	-	-	13	-	-	10	3
Redemption of equity securities by subsidiaries from non-controlling interest	(329)	(117)	(138)	(74)	(305)	(50)	-	(255)	-
Other financing activities	(53)	(5)	(7)	(41)	(157)	(35)	(93)	(15)	(14)
	(1,013)	(524)	(330)	(159)	(2,093)	(1,851)	1,384	(727)	(899)
Cash (used in) provided by continuing operations	(679)	(108)	(96)	(475)	(1,974)	(1,710)	1,486	(816)	(934)
Cash provided by (used in) discontinued operations	357	2	350	5	2,110	(2)	695	50	1,367
Net (decrease) increase in cash and cash equivalents	(322)	(106)	254	(470)	136	(1,712)	2,181	(766)	433
Cash and cash equivalents at beginning of period	581	365	111	581	445	2,293	112	878	445
Cash and cash equivalents at end of period	259	259	365	111	581	581	2,293	112	878
Consists of:
Cash and cash equivalents of continuing operations	259	259	365	106	569	569	2,284	129	873
Cash and cash equivalents (bank indebtedness) of discontinued operations	-	-	-	5	12	12	9	(17)	5
Total	259	259	365	111	581	581	2,293	112	878

Other information

Cash flow per share	$2.18	$1.05	$0.83	$0.30	$2.59	$0.71	$0.99	$0.49	$0.40
Annualized cash flow yield	5.6%	8.9%	6.5%	1.7%	7.3%	7.4%	12.0%	6.3%	4.4%
Common dividend payout	67.6%	67.6%	65.2%	70.2%	67.7%	75.0%	68.8%	61.1%	67.3%

BCE Inc. Supplementary Financial Information - Third Quarter 2007 Page 13

Accompanying Notes

(1)	Throughout this report, BCE means BCE Inc., its subsidiaries and joint ventures. Bell Canada is, unless otherwise indicated, referred to herein as Bell, and is comprised of our Bell Wireline and Bell Wireless segments. References to Bell Aliant include matters relating to, and actions taken by, both Aliant Inc. (Aliant) and its affiliated entities prior to July 7, 2006, and Bell Aliant Regional Communications Income Fund and its affiliated entities on and after such date. We have reclassified some of the figures for the comparative periods in the consolidated financial statements to make them consistent with the presentation for the current period. We have restated financial information for the previous periods to reflect the sale of Aliant Directory Services (ADS) which is shown as discontinued operations.

(2)

In the first quarter of 2007, our management structure changed and our results of operations now are reported in four segments: Bell Wireline, Bell Wireless, Bell Aliant and Telesat. We have restated prior periods to reflect these new segments. Our reporting structure reflects how we manage our business and how we classify our operations for planning and measuring performance.

(3)	Non-GAAP Financial Measures

EBITDA
We define EBITDA as operating revenues less operating expenses, which means it represents operating income before amortization expense, and restructuring and other items.

The term EBITDA (earnings before interest, taxes, depreciation and amortization), does not have any standardized meaning according to Canadian generally accepted accounting principles (GAAP). It is therefore unlikely to be comparable to similar measures presented by other companies.

We use EBITDA, among other measures, to assess the operating performance of our ongoing businesses without the effects of amortization expense and restructuring and other items. We exclude these items because they affect the comparability of our financial results and could potentially distort the analysis of trends in business performance. We exclude amortization expense because it largely depends on the accounting methods and assumptions a company uses, as well as non-operating factors, such as the historical cost of capital assets. Excluding restructuring and other items does not imply they are necessarily non-recurring.

EBITDA allows us to compare our operating performance on a consistent basis. We believe that certain investors and analysts use EBITDA to measure a company’s ability to service debt and to meet other payment obligations, or as a common valuation measurement in the telecommunications industry.

The most comparable Canadian GAAP financial measure is operating income.

Earnings per share (EPS) before restructuring and other items, net gains on investments and costs incurred to form the Bell Aliant Regional Communications Income Fund (Bell Aliant)
The term EPS before restructuring and other items, net gains on investments, and costs incurred to form Bell Aliant, does not have any standardized meaning according to Canadian GAAP. It is therefore unlikely to be comparable to similar measures presented by other companies.

We use EPS before restructuring and other items, net gains on investments, and costs incurred to form Bell Aliant, among other measures, to assess the operating performance of our ongoing businesses without the effects of after-tax restructuring and other items, net gains on investments, and costs incurred to form Bell Aliant. We exclude these items because they affect the comparability of our financial results and could potentially distort the analysis of trends in business performance. Excluding these items does not imply they are necessarily non-recurring.

The most comparable Canadian GAAP financial measure is EPS.

FREE CASH FLOW
We define free cash flow as cash from operating activities after capital expenditures, total dividends and other investing activities.

The term free cash flow does not have any standardized meaning according to Canadian GAAP. It is therefore unlikely to be comparable to similar measures presented by other companies.

BCE Inc. Supplementary Financial Information - Third Quarter 2007 Page 14

Accompanying Notes (continued)

We consider free cash flow to be an important indicator of the financial strength and performance of our business because it shows how much cash is available to repay debt and to reinvest in our company. We present free cash flow on a consistent basis from period to period, which allows us to compare our financial performance on a consistent basis.

We believe that certain investors and analysts use free cash flow when valuing a business and its underlying assets.

The most comparable Canadian GAAP financial measure is cash from operating activities.

(4)	EBITDA margin is calculated as follows: EBITDA Operating revenues

(5)	Capital Intensity is calculated as follows: Capital expenditures Operating revenues

(6)	Cash flow per share is calculated as follows: Cash flow from operating activities less capital expenditures Average number of common shares outstanding

(7)

Annualized cash flow yield is calculated as follows:

Free cash flow from operations before common dividends
Number of common shares outstanding at end of period multiplied by share price at end of period

Note: to annualize, multiply the most recent quarter’s resultant by 4.

(8)	Common dividend payout is calculated as follows: Dividends per common share EPS before restructuring and other items, net gains on investments, and costs incurred to form Bell Aliant

(9)	Average revenue per unit (ARPU) represents the measurement of the average revenue generated by each unit, expressed as a rate per month for the year.

(10)	Churn is the rate at which existing subscribers cancel their services. Churn is calculated as the number of subscribers disconnected divided by the average subscriber base.

(11)

Cost of acquisition (COA) is also referred to as subscriber acquisition costs. This measure is expressed per gross activation. It includes costs associated with acquiring a customer such as hardware subsidies, marketing and distribution costs.

BCE Inc. Supplementary Financial Information - Third Quarter 2007 Page 15